UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 2, 2021

IHS MARKIT LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-36495	98-1166311
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4th Floor, Ropemaker Place

25 Ropemaker Street

London, England

EC2Y 9LY

(Address of principal executive offices and zip code)

+44 20 7260 2000

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Shares, $0.01 par value per share	INFO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On August 2, 2021, IHS Markit Ltd., a Bermuda exempted company limited by shares (the “Company”) and S&P Global Inc., a New York corporation (“S&P Global”), issued a joint press release announcing the execution of a Stock and Asset Purchase Agreement (the “Purchase Agreement”), dated as of July 31, 2021, by and among the Company, S&P Global and News Corporation, a Delaware corporation. The Purchase Agreement provides, among other things, that, upon the terms and subject to the conditions set forth therein, the Company will sell all right, title and interest to certain of its pricing information businesses including the Oil Price Information Service business and the Coal, Metals and Mining business to News Corporation for a purchase price of $1.15 billion, subject to customary adjustments (the “Transaction”).

Completion of the Transaction remains subject to customary closing conditions, including certain regulatory approvals and closing of the pending merger between the Company and S&P Global. A copy of the joint press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit Number	Description

99.1	Joint Press Release, dated August 2, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2021	IHS MARKIT LTD.

	By:	/s/ Jonathan Gear
	Name:	Jonathan Gear
	Title:	Executive Vice President and Chief Financial Officer